SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  MAY 22, 1995


                             ACC CORP.
      (Exact Name of Registrant as specified in its Charter)

     DELAWARE           0-14567                 16-1175232
(State or other         (Commission             (IRS Employer
jurisdiction            File Number)           Identification No.)
of incorporation)

            400 WEST AVENUE, ROCHESTER, NEW YORK 14611
             (Address of Principal Executive Offices)

      Telephone Number, including area code:  (716) 987-3000

                        NOT APPLICABLE
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

     On May 22, 1995, an investment group composed of Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., and Chisholm Partners II, L.P. (collectively the "Fleet Investors") completed a $10,000,000 investment in the Company by purchasing $10,000,000 in principal amount of the Company's 12% subordinated convertible notes (the "Notes") and certain warrants to acquire shares of the Company's Common Stock. Pursuant to the terms of the Note and Warrant Purchase Agreement under which the Notes were purchased (the "Purchase Agreement"), if at their Annual Meeting on July 19, 1995 the Company's shareholders authorize the creation of a class of Preferred Stock, the Notes will automatically be converted into 10,000 shares of Series A Preferred Stock upon the Company's filing with the Delaware Secretary of State of a Certificate of Designation authorizing the issuance of this series of Preferred Stock. This Series A Preferred Stock would have the following rights and preferences:

          (1)  a liquidation value of $1,000 per share;

          (2) convertible into shares of Common Stock (Class A Common Stock, if this Proposal 4 is approved in full) at an initial conversion price of $16.00 per share, subject to certain antidilution adjustments;

          (3)   dividends  payable  at  the  rate  of  12%  per annum,
     cumulative   and   compounded  quarterly  and  extinguished  upon
     conversion  into shares of Common Stock;

          (4) senior to all other classes and series of Preferred Stock and Common Stock as to the payment of dividends and redemptions, and upon liquidation at liquidation value, senior to all other classes of the Company's capital stock;

          (5) subject to mandatory redemption on the seventh anniversary of the closing of the transaction at the greater of liquidation value (plus all accrued but unpaid dividends) or the then-fair market value of the underlying Common Stock into which the Series A Preferred Stock is convertible, and subject to redemption at the greater of such amounts at the request of the holders of the Series A Preferred Stock in the event of a change in control of the Company;

          (6) mandatory conversion of the Series A Preferred Stock into shares of Common Stock upon the occurrence of certain events;

          (7) the Series A Preferred Stock will vote on an as-converted basis with the shares of Common Stock outstanding on all matters to be voted on by the Company's shareholders, including the election of Directors, and the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one Director so long as more than 33% of the Series A Preferred shares issued in this transaction remain issued and outstanding;

          (8) so long as any shares of the Series A Preferred Stock remain outstanding, the Company will not be able to take any of the following actions without obtaining the prior written consent of the holders of a majority of the Series A Preferred Stock:
     (a) declare dividends on any class of capital stock other than the Series A Preferred Stock; (b) redeem any capital stock other than Series A Preferred Stock; (c) make any amendment to the Company's Certificate of Incorporation or Bylaws that would include or make any changes to any anti-takeover provisions in the Company's Certificate of Incorporation or Bylaws; (d) make any amendment to the Company's Certificate of Incorporation or Bylaws that would have an adverse effect on or impair the rights or relative priority of the Series A Preferred Stock; (e) make any changes in the nature of the Company's business beyond the telecommunications field; or (f) engage in any transactions with affiliates (other than subsidiaries) (except for compensation and benefit matters approved by the Executive Compensation Committee of the Company's Board or other transactions approved by an independent committee of the Board); and

          (9) preemptive rights to purchase, on an as-converted basis, a pro-rata portion of any issuance by the Company of any Common Stock or securities containing options or rights to acquire shares of Common Stock, except for issuances of Common Stock in connection with any of the following matters, in which events such preemptive rights would not apply: (a) option exercises under any stock option plans of the Company; (b) conversion of the Notes or the Series A Preferred Stock into shares of Common Stock; (c) exercise of the warrants issued in this transaction;
     (d) an acquisition of another business or company; (e) a public offering of securities registered under the Securities Act of 1933; (f) the provision or extension of senior debt financing to the Company; or (g) strategic investments by other entities in the telecommunications field.

     If the proposal to authorize the creation of Preferred Stock is not approved by the shareholders, the Notes will remain outstanding and will have and be subject to the Common Stock conversion rights, mandatory repayment provisions, mandatory conversion provisions, rights to approve certain transactions and preemptive rights which are the same as or substantially similar to those applicable to the Series A Preferred Stock as described in paragraphs (2), (5), (6), (8) and (9) above through May 22, 2002. In addition, so long as more than 33% of the original principal amount of the Notes remains outstanding, the Noteholders will have the right to designate a representative to be elected to the Company's Board of Directors, whom the Board will nominate for election to the Board and will solicit proxies from the Company's shareholders in favor of such representative's election to the Board.

     At their present conversion price of $16.00 per share, the $10,000,000 in principal amount of the Notes is convertible into 625,000 shares of the Company's Common Stock, of which total Fleet Venture Resources, Inc. has the right to acquire 450,000 shares, Fleet Equity Partners VI, L.P. has the right to acquire 112,500 shares, and Chisholm Partners II, L.P. has the right to acquire 62,500 shares. Additionally, at the closing of this transaction, the Company issued the Fleet Investors warrants to purchase a total of 100,000 shares of the Company's Common Stock at a current exercise price of $16.00 per share, subject to adjustment, all of which warrants are presently exercisable. Of this total, Fleet Venture Resources, Inc. holds warrants to purchase 72,000 shares, Fleet Equity Partners VI, L.P. holds warrants to acquire 18,000 shares, and Chisholm Partners II, L.P. holds warrants to acquire 10,000 shares. Therefore, at present, Fleet Venture Resources, Inc. has the right to acquire a total of 522,000 shares or 6.1% of the Company's currently outstanding Common Stock, Fleet Equity Partners VI, L.P. has the right to acquire a total of 130,500 shares or 1.5% of the Company's currently outstanding Common Stock, and Chisholm Partners II, L.P. has the right to acquire a total of 72,500 shares or 0.9% of the Company's currently outstanding Common Stock. At present, however, none of these Notes or warrants have been converted into shares of the Company's Common Stock.

     Also in connection with the closing of this transaction, pursuant to the terms of the Purchase Agreement, Robert M. Van Degna was elected a Director of the Company as the representative of the Noteholders on the Company's Board. As indicated in its proxy materials for its 1995 Annual Meeting, the Board of Directors also intends to nominate Mr. Van Degna for election to the Board at the Company's upcoming Annual Meeting and is soliciting proxies in favor of his election to the Board.

     The material agreements with respect to this transaction are attached as exhibits to this filing.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.     See Exhibit Index.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ACC CORP.
                                   (Registrant)

Date:  June 22, 1995          By: /s/ John J. Zimmer
                              Title:  Vice President-Finance

                           EXHIBIT INDEX



Exhibit
NUMBER         DESCRIPTION

4-1 Note and Warrant Purchase Agreement, dated as of May 22, 1995, by and among ACC Corp., Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Chisholm Partners II, L.P.

4-2(a) $7,200,000 ACC Corp. Convertible Subordinated Promissory Note Issued to Fleet Venture Resources, Inc. on May 22, 1995

4-2(b) $1,800,000 ACC Corp. Convertible Subordinated Promissory Note Issued to Fleet Equity Partners VI, L.P. on May 22, 1995

4-2(c) $1,000,000 ACC Corp. Convertible Subordinated Promissory Note Issued to Chisholm Partners II, L.P. on May 22, 1995

4-3(a) Closing Stock Purchase Warrant to Purchase 72,000 Shares of ACC Corp. Common Stock Issued to Fleet Venture Resources, Inc. on May 22, 1995

4-3(b) Closing Stock Purchase Warrant to Purchase 18,000 Shares of ACC Corp. Common Stock Issued to Fleet Equity Partners VI, L.P. on May 22, 1995

4-3(c) Closing Stock Purchase Warrant to Purchase 10,000 Shares of ACC Corp. Common Stock Issued to Chisholm Partners II, L.P. on May 22, 1995

4-4       Form  of  Proposed  Amendment   to   ACC   Corp.  Certificate  of
        Incorporation

4-5       Form of Proposed Certificate of Designation  Regarding  Series  A
        Preferred Stock

4-6 Registration Agreement dated May 22, 1995 between ACC Corp., Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., and Chisholm Partners II, L.P.

4-7 Participation Agreement dated May 22, 1995 among Richard T. Aab, Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., Chisholm Partners II, L.P. and ACC Corp.

4-8(a) Springing Stock Purchase Warrant to Purchase Shares of ACC Corp. Common Stock Issued to Fleet Venture Resources, Inc. on May 22, 1995

4-8(b) Springing Stock Purchase Warrant to Purchase Shares of ACC Corp. Common Stock Issued to Fleet Equity Partners VI, L.P. on May 22, 1995

4-8(c) Springing Stock Purchase Warrant to Purchase Shares of ACC Corp. Common Stock Issued to Chisholm Partners II, L.P. on May 22, 1995